Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

VP, Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Fourth Quarter and Full Year 2015 Results; Declares Dividend

NAPERVILLE, Ill., February 9, 2016 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering U.S. growth equity, global equity, convertible, multi-asset and alternative strategies, and today reported consolidated results for fourth quarter and full year 2015 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.18 for the fourth quarter compared with $0.18 in the previous quarter and $0.19 in the fourth quarter of 2014.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $3.2 million for the quarter compared with $3.3 million last quarter and $3.5 million in the fourth quarter of 2014.

GAAP diluted earnings per share was $0.05 for the fourth quarter of 2015 compared with $0.02 in the previous quarter and $0.25 in the fourth quarter of 2014. The decrease in GAAP diluted earnings per share in the third and fourth quarter of 2015 compared with the fourth quarter of 2014 was primarily the result of higher investment gains from the corporate investment portfolio and a decrease in the deferred tax valuation allowance in the fourth quarter of 2014. Net income attributable to CAM was $830,000 for the quarter compared with $363,000 last quarter and $4.8 million in the fourth quarter of 2014.

Assets Under Management2 were $21.9 billion at December 31, 2015 compared with $22.5 billion at the end of last quarter and $23.5 billion at December 31, 2014. Net outflows were $1.0 billion for the quarter compared with net outflows of $436 million in the previous quarter and net outflows of $1.1 billion in the fourth quarter of 2014.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $609 million, $612 million, and $733 million as of December 31, 2015, September 30, 2015, and December 31, 2014, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Total revenues for the current quarter were $55.5 million compared with $57.6 million in the previous quarter and $60.5 million in the fourth quarter a year ago. Operating margin was 16.4% for the fourth quarter, 15.0% in the previous quarter and 24.2% in the fourth quarter of 2014.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on March 7, 2016 to shareholders of record on February 22, 2016.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
(in millions)
Ending Assets Under Management	$21,908	$22,454	$23,506
Average Assets Under Management	$22,682	$23,746	$24,087
Net flows	$(1,000)	$(436)	$(1,052)
(in thousands, except earnings per share)
Total revenues	$55,494	$57,618	$60,495
Total operating expenses	$46,369	$48,991	$45,868
Operating income	$9,125	$8,627	$14,627
Operating margin	16.4%	15.0%	24.2%
Net income attributable to CAM	$830	$363	$4,794
Non-GAAP net income attributable to CAM	$3,177	$3,347	$3,505
Diluted earnings per share	$0.05	$0.02	$0.25
Non-GAAP diluted earnings per share	$0.18	$0.18	$0.19

Business Commentary

Overall investment performance continues to improve across the firm in a number of key strategies, including global equity strategies, as well as U.S. and global convertible strategies.

While the firm saw outflows during the quarter and full year, we remain in line with industry trends which have challenged flows to active managers.

We are pleased with the evolution of our investment team in 2015, which included the naming of four Co-Chief Investment Officers who, along with CEO and Global Chief Investment Officer John Calamos, Sr., maintain a continued emphasis on the team of teams structure and investment process. Throughout the year, the firm expanded and enhanced its product suite, including the launch of a sixth closed-end fund, which added approximately $800 million of assets, and the acquisition of a global long/short manager. Also during 2015, the Calamos International Growth Fund marked its 10-year anniversary and the fund’s 10-year annualized return ranked number one in its peer group, the Morningstar Foreign Large Growth Category,3 at the time of that anniversary. We believe, given continued improvement in investment performance and the evolution of the investment team and product suite that the firm is well-positioned for the future.

[3]	See Forward Looking Statements & Important Risk Disclosures.

Calamos Investments LLC repurchased 353,637 shares of CAM’s common stock during the fourth quarter, for a total cost of $3.3 million.

Assets Under Management and Flows

Assets Under Management as of December 31, 2015 were $21.9 billion, a decrease of $546 million from the end of the third quarter.

•	For the quarter, net outflows were $1.0 billion. Market appreciation of $454 million was experienced primarily in equity strategies.

•	Fund net outflows were $683 million for the quarter, primarily driven by outflows from U.S. equity, convertible, and global equity strategies.

•	For the fourth quarter of 2015, net outflows from separate accounts were $317 million, driven primarily by a single client redemption in a global strategy.

Quarterly Financial Discussion – Fourth Quarter 2015 versus Fourth Quarter 2014

Operating Income

Fourth quarter 2015 revenues of $55.5 million decreased $5.0 million from fourth quarter 2014 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the fourth quarter were $46.4 million, an increase of 1% from $45.9 million in the fourth quarter of 2014, primarily as a result of higher compensation expenses partially offset by lower distribution expenses. Operating income was $9.1 million for the fourth quarter compared with $14.6 million in the fourth quarter of 2014. Operating margin was 16.4% for the fourth quarter compared with 24.2% for the fourth quarter of 2014.

Non-Operating Income

GAAP non-operating income was $118,000 for the fourth quarter of 2015 compared with $2.7 million for the fourth quarter of 2014, as presented in Table B. Non-GAAP non-operating loss, net of redeemable non-controlling interest in partnerships,4 was $3.6 million during the fourth quarter of 2015 compared with non-GAAP non-operating income of $1.3 million for the fourth quarter of 2014.

2015 Financial Discussion – Full Year 2015 versus Full Year 2014

Operating Income

Total revenues for the year were $230.9 million, a decrease of 8% from $251.0 million for the prior year primarily due to a decline in Average Assets Under Management. Total operating expenses were $200.5 million, an increase of 6% from $189.8 million in 2014 primarily due to increases in marketing and sales promotion expenses and compensation expense partially offset by a decrease in distribution expenses.

[4]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

The closed-end fund launch expenses that were recorded in the first quarter were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation. Excluding the closed-end fund launch expenses, non-GAAP operating income was $41.9 million for the year compared with $61.2 million in the previous year and non-GAAP operating margin was 18.1% for the year compared with 24.4% for 2014. GAAP operating income was $30.3 million for the year versus $61.2 million in the previous year. GAAP operating margin was 13.1% for 2015, down from 24.4% in 2014.

Non-Operating Income

GAAP non-operating loss was $6.6 million for the twelve months ended December 31, 2015 compared with GAAP non-operating income of $15.4 million for the twelve months ended December 31, 2014, as presented in Table B. Non-GAAP non-operating loss, net of non-controlling interest in partnerships, was $8.6 million for the twelve months ended December 31, 2015 compared with non-GAAP non-operating income, net of non-controlling interest of $12.5 million for the twelve months ended December 31, 2014.

The company’s investment portfolio had a return of -1.2% and 2.1% for the twelve months ended December 31, 2015 and 2014, respectively, as presented in Table C.

Financial Position

As of December 31, 2015, the corporate investment portfolio was $395.3 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

As of December 31, 2015, total long-term debt was $46.0 million and total equity was $378.6 million.

Market Capitalization

As of December 31, 2015, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Tuesday, February 9, 2016. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 877.876.9177 in the U.S. or Canada (785.424.1666 internationally), then entering conference ID #8533994. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #8533994. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, global equity, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, an exchange traded fund and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York and San Francisco. For more information, please visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Morningstar data is as of 4/30/15. Morningstar category percentile rating is based on annualized total return. Calamos International Growth Fund Class A and Class A Load-waived shares were in the 62nd, 96th, 46th, and 1st percentiles for the 1-year, 3-year, 5-year and 10-year periods, respectively, for the Morningstar Foreign Large Growth Category. Calamos International Growth Fund Class I shares were in the 58th, 95th, 40th, and 1st percentiles for the 1-year, 3-year, 5-year and 10-year periods, respectively, for the Morningstar Foreign Large Growth Category.

Morningstar data as of 12/31/15. Morningstar category percentile rating is based on annualized total return. Calamos International Growth Fund Class A and Class A Load-waived shares were in the 32nd, 78th, 57th, 11th, and 3rd percentiles for the 1-year, 3-year, 5-year, 10-year and since inception (3/16/05) periods, respectively, for the Morningstar Foreign Large Growth Category. Calamos International Growth Fund Class I shares were in the 29th, 74th, 53rd, 6th, and 1st percentiles for the 1-year, 3-year, 5-year,

10-year and since inception (3/16/05) periods, respectively, for the Morningstar Foreign Large Growth Category.

Class I shares are offered primarily for direct investment by investors through certain tax-exempt retirement plans and by institutional clients, provided such plans or clients have assets of at least $1 million. For eligibility requirements and other available share classes see the prospectus and other fund documents at www.calamos.com.

Performance reflected at NAV does not include the Fund’s maximum front-end sales load of 4.75%—had it been included, the Fund’s return would have been lower. Calendar year returns measure net investment income and capital gain or loss from portfolio investments for each period specified. Average annual total return measures net investment income and capital gain or loss from portfolio investments as an annualized average. All performance shown assumes reinvestment of dividends and capital gains distributions. The Fund also offers Class B and C Shares, the performance of which may vary.

As of April 30, 2015, Annualized Total Returns of the Calamos International Growth Fund Class A shares were 3.59%, 6.01%, 7.91%, 8.67% and 7.97% for the 1-year, 3-year, 5-year, 10-year and since inception (3/16/05) periods, respectively. Load-adjusted Annualized Total Returns of the Calamos International Growth Fund Class A shares were -1.34%, 4.32% 6.87%, 8.15% and 7.45% for the 1-year, 3-year, 5-year, 10-year, and since inception (3/16/05) periods, respectively. Annualized Total Returns of the Calamos International Growth Fund Class I shares were 3.86%, 6.27%, 8.20%, 8.95% and 8.24% for the 1-year, 3-year, 5-year, 10-year, and since inception (3/16/05) periods, respectively.

As of December 31, 2015, Annualized Total Returns of the Calamos International Growth Fund Class A shares were 2.79%, 3.17%, 3.25%, 5.49% and 6.80% for the 1-year, 3-year, 5-year, 10-year and since inception (3/16/05) periods, respectively. Load-adjusted Annualized Total Returns of the Calamos International Growth Fund Class A shares were -2.11%, 1.51% 2.25%, 4.98% and 6.32% for the 1-year, 3-year, 5-year, 10-year, and since inception (3/16/05) periods, respectively. Annualized Total Returns of the Calamos International Growth Fund Class I shares were 2.99%, 3.43%, 3.51%, 5.76% and 7.06% for the 1-year, 3-year, 5-year, 10-year, and since inception (3/16/05) periods, respectively.

You can obtain performance data current to the most recent month end by visiting www.calamos.com.

Important Risk Information

An investment in the fund is subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund also has specific principal risks, which are described below. More detailed information regarding these risks can be found in the fund’s prospectus.

The principal risks of investing in the Calamos International Growth Fund include: equity securities risk consisting of market prices declining in general, growth stock risk consisting of potential increased volatility due to securities trading at higher multiples, foreign securities risk, emerging markets risk, small and mid-sized company risk and portfolio selection risk.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully.

Calamos Financial Services LLC, Distributor

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
Investment management fees	$45,178	$48,146	$186,826	$198,539
Distribution and underwriting fees	9,725	11,695	41,583	49,764
Other	591	654	2,471	2,659

Total revenues	55,494	60,495	230,880	250,962
Expenses
Employee compensation and benefits[5]	22,682	20,590	93,295	86,054
Distribution expenses	9,667	11,310	40,845	48,432
Marketing and sales promotion[5]	4,391	3,860	26,189	16,128
General and administrative	9,629	10,108	40,212	39,158

Total operating expenses	46,369	45,868	200,541	189,772

Operating income	9,125	14,627	30,339	61,190
Non-operating income (loss)	118	2,651	(6,618)	15,404

Income before income tax provision	9,243	17,278	23,721	76,594
Income tax provision	626	509	2,320	5,787

Net income	8,617	16,769	21,401	70,807
Net income attributable to non-controlling interest in Calamos Investments LLC	(4,069)	(10,587)	(16,100)	(54,336)
Net income attributable to redeemable non-controlling interest in partnership investments	(3,718)	(1,388)	(1,974)	(2,941)

Net income attributable to CAM	$830	$4,794	$3,327	$13,530

Earnings per share:
Basic	$0.05	$0.27	$0.19	$0.74

Diluted	$0.05	$0.25	$0.18	$0.71

Weighted average shares outstanding:
Basic	17,103,299	17,906,893	17,518,033	18,275,246

Diluted	17,858,985	18,808,798	18,245,109	18,989,281

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,177	$3,505	$13,572	$15,960

Non-GAAP diluted earnings per share	$0.18	$0.19	$0.74	$0.84

[5]	Closed-end fund launch expenses were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation.

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Open-end Funds
Beginning Assets Under Management	$12,513	$15,495	$14,790	$16,128
Sales	787	1,027	2,706	4,729
Redemptions	(1,439)	(1,790)	(5,305)	(6,446)
Market appreciation (depreciation)	311	58	(19)	379

Ending Assets Under Management	12,172	14,790	12,172	14,790

Average Assets Under Management	12,715	15,187	13,706	15,721

Closed-end Funds
Beginning Assets Under Management	6,399	6,314	6,211	6,266
Sales	—	6	805	64
Redemptions	(31)	—	(60)	—
Market depreciation	(22)	(109)	(610)	(119)

Ending Assets Under Management	6,346	6,211	6,346	6,211

Average Assets Under Management	6,522	6,272	6,650	6,332

Institutional Accounts
Beginning Assets Under Management	2,525	1,801	1,576	3,081
Sales	63	46	1,445	220
Redemptions	(391)	(323)	(712)	(1,869)
Market appreciation	112	52	—	144

Ending Assets Under Management	2,309	1,576	2,309	1,576

Average Assets Under Management	2,384	1,708	2,314	2,269

Managed Accounts
Beginning Assets Under Management	1,017	904	929	1,068
Sales	62	23	289	84
Redemptions	(51)	(41)	(170)	(280)
Market appreciation	53	43	33	57

Ending Assets Under Management	1,081	929	1,081	929

Average Assets Under Management	1,061	920	1,007	978

Total Assets Under Management
Beginning Assets Under Management	22,454	24,514	23,506	26,543
Sales	912	1,102	5,245	5,097
Redemptions	(1,912)	(2,154)	(6,247)	(8,595)
Market appreciation (depreciation)	454	44	(596)	461

Ending Assets Under Management	$21,908	$23,506	$21,908	$23,506

Average Assets Under Management	$22,682	$24,087	$23,677	$25,300

Ending Assets Under Management by Strategy[6]
U.S. Equity	$7,237	$7,593
Global Equity	2,323	2,840
Convertible	1,962	2,238
Fixed Income	203	267
Alternative	3,837	4,357
Multi-Strategy (Closed-end Funds)	6,346	6,211

Ending Assets Under Management	$21,908	$23,506

[6]	Prior period assets by strategy have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Operating income (GAAP)	$9,125	$8,627	$14,627	$30,339	$61,190
Adjustment:
Closed-end fund launch expenses	—	—	—	11,544	—

Non-GAAP operating income	$9,125	$8,627	$14,627	$41,883	$61,190

Total revenues	$55,494	$57,618	$60,495	$230,880	$250,962

Operating margin (GAAP)	16.4%	15.0%	24.2%	13.1%	24.4%
Non-GAAP operating margin	16.4%	15.0%	24.2%	18.1%	24.4%
Net income attributable to CAM (GAAP)	$830	$363	$4,794	$3,327	$13,530
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979	7,916	7,916
Decrease in deferred tax valuation allowance	—	—	(1,992)	—	(1,992)
Closed-end fund launch expenses, net of taxes[7]	—	—	—	1,615	—
Non-operating income, net of taxes	368	1,005	(1,276)	714	(3,494)

Non-GAAP net income attributable to CAM	$3,177	$3,347	$3,505	$13,572	$15,960

Diluted - Weighted average shares outstanding	17,858,985	18,208,850	18,808,798	18,245,109	18,989,281

Diluted earnings per share (GAAP)	$0.05	$0.02	$0.25	$0.18	$0.71
Non-GAAP diluted earnings per share	$0.18	$0.18	$0.19	$0.74	$0.84

[7]	Closed-end fund launch expenses are shown net of the non-controlling interest in Calamos Investments LLC and income taxes.

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in the deferred tax valuation allowance, closed-end fund launch expenses, net of taxes, and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP operating income is calculated by adjusting for the closed-end fund launch expenses from GAAP operating income. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by total revenues.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) change in deferred tax valuation allowance;

(iii) closed-end fund launch expenses, net of taxes; and

(iv) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing Non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Closed-end fund launch expenses, net of taxes are excluded because revenue associated with these expenses will not fully impact results until future periods. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s operating income, operating margin, net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest income	$61	$37	$199	$160
Interest expense	(764)	(770)	(3,070)	(4,669)

Net interest expense	(703)	(733)	(2,871)	(4,509)
Investment income (loss)[8]	793	3,336	(3,924)	19,572
Miscellaneous other income	28	48	177	341

Investment and other income (loss)	821	3,384	(3,747)	19,913

Non-operating income (loss) (GAAP)	118	2,651	(6,618)	15,404
Net income attributable to redeemable non-controlling interest in partnership investments	(3,718)	(1,388)	(1,974)	(2,941)

Non-GAAP non-operating income (loss), net of redeemable non-controlling interest in partnership investments	$(3,600)	$1,263	$(8,592)	$12,463

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Returns reflected in earnings
Investment income (loss)[8]	$793	$3,336	$(3,924)	$19,572
Net income attributable to redeemable non-controlling interest in partnership investments	(3,718)	(1,388)	(1,974)	(2,941)
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	12,489	1,189	2,163	(8,839)

Total corporate investment portfolio returns	$9,564	$3,137	$(3,735)	$7,792

Average corporate portfolio	$284,414	$349,902	$307,799	$374,481
Total corporate investment portfolio returns	3.4%	0.9%	-1.2%	2.1%

[8]	Investment income (loss) includes other-than-temporary impairment charges of $7.6 million and $667,000 for the three months ended December 31, 2015 and 2014, respectively and $12.9 million and $667,000 for the twelve months ended December 31, 2015 and 2014, respectively.

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Income tax provision	$626	$509	$2,320	$5,787
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(14)	(30)	(42)	(178)

Income tax provision attributable to CAM	612	479	2,278	5,609
Net income attributable to CAM	830	4,794	3,327	13,530

Income before taxes attributable to CAM	$1,442	$5,273	$5,605	$19,139

CAM’s effective income tax rate[9]	42.4%	9.1%	40.6%	29.3%

Source: Calamos Asset Management, Inc.

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[9]	The income tax provision for the three months ended December 31, 2014 includes an increase of $463,000 in expense related to expired options and a decrease in the valuation allowance for certain deferred tax assets of $2.0 million. Excluding these items, CAM’s effective income tax rate would be 38.1% for the three months ended December 31, 2014 and 37.3% for the twelve months ended December 31, 2014.